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                                                                   Exhibit 10.2c


                                TERMINATION OF
                             EMPLOYMENT AGREEMENT


Charles T. Brumback of Chicago, Illinois ("Brumback") and Tribune Company, a Delaware corporation (the "Company") agree as follows:

1. Continued Employment. For value received, Brumback and the Company hereby terminate the Employment Agreement effective July 27, 1993, as amended (the "Employment Agreement"). Notwithstanding such termination, Brumback shall continue in the employ of the Company for such period and on such terms as he and the Company's Board of Directors shall mutually agree and he shall render such services to the Company and its subsidiaries as the Company's Board of Directors may from time to time direct.

2.  Deferred Compensation.
    ---------------------

     (a) Notwithstanding the termination of the Employment Agreement, at such time as Brumback is no longer employed full-time by the Company, he shall be entitled to receive, as deferred compensation as originally provided in the Employment Agreement and in lieu of any other employment compensation, one hundred twenty-five thousand dollars ($125,000) per year for a period of ten
(10) years. Such amount shall be paid in quarterly installments and shall commence within ninety (90) days after the last day of Brumback's full-time employment.

     (b) If Brumback's employment is terminated as a result of Brumback's death or if otherwise Brumback dies prior to the date on which the payments provided for in paragraph 2(a) begin, or if Brumback dies within ten (10) years after the payments provided for in paragraph 2(a) have begun, the amounts that would otherwise have been paid to Brumback during such ten (10) year period (or the remainder thereof) shall be paid to the beneficiary or beneficiaries named in the last written instrument signed by Brumback for such purpose and received by the Company prior to his death; provided, that if Brumback fails to so name any beneficiary, such amounts shall be paid to Brumback's estate. Such amounts may be paid in annual or quarterly installments, in the Company's discretion, and shall commence within ninety (90) days after the date of Brumback's death.

     (c) If Brumback is living at the end of the ten (10) year period specified under paragraph 2(a), he shall be entitled to receive, as deferred compensation, payments at the rate of sixty thousand dollars ($60,000) per year for the remainder of his life. Such amounts shall be paid in quarterly installments and shall commence within ninety (90) days after the last day for which he received payments provided in paragraph 2(a).



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     (d) If Mary H. Brumback survives Brumback, is married to him at the time of his death and is living on the tenth (10th) anniversary of the date on which the payments provided for in paragraph 2(a) began, she shall be entitled to receive payments at the rate of sixty thousand dollars ($60,000) per year for the remainder of her life following Brumback's death. Such amounts shall be paid in quarterly installments, and shall commence within ninety (90) days after the later of the tenth (10th) anniversary of the date on which the payments provided for in paragraph 2(a) began or the date of Brumback's death.

     (e) Brumback agrees that he and his beneficiaries shall be unsecured, general creditors of the Company with respect to his or their right to receive such amounts.

3.   Consulting and Advisory Services.
     --------------------------------

     (a) Due to Brumback's wide and intimate knowledge of all aspects of the operations of the Company and its subsidiaries, the Company desires to retain the benefit of Brumback's consulting and advisory services after the termination of his full-time employment period. Accordingly, Brumback agrees that, subsequent to his full-time employment period, he will render such consulting and advisory services to the Company as its Board of Directors may reasonably request. Brumback will inform the Company of any plans he may from time to time make for holidays or travel and the Company will not, except in emergencies, call for consulting or advisory services at times which would interfere with such plans; provided, that such plans shall not render Brumback unavailable for consultation for more than two (2) months in any calendar year.

     (b) The Company shall compensate Brumback at the rate of Two Hundred Fifty Dollars ($250.00) per hour for the performance of consulting and advisory services rendered to the Company. Brumback shall keep, and shall submit to the Company upon request, adequate records of the time spent in the performance of such services. Brumback agrees that any amounts paid to him pursuant to this paragraph 3 shall, for purposes of federal, state, and local income taxes, be treated as compensation for the performance of services rendered as an independent contractor, and neither Brumback nor his successor shall take any position inconsistent with such treatment.

4.   Competition.
     -----------

     (a) In consideration of his continued employment by the Company, and of his entitlement to the amounts payable under paragraphs 2 and 3 of this Agreement, Brumback covenants and agrees that for a period of three (3) years after the termination of his employment , he will not, except with the express written consent of the Board of Directors of the Company, engage directly or indirectly in, or permit his name to be used in connection with, a business similar to the business of, or any business being developed by, the Company or any of its subsidiaries during a period of eighteen (18) months preceding the last day of his employment, in an area within a radius of one hundred (100) miles of any city in which such business is then

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being engaged or developed by the Company or any of its subsidiaries.


     (b) For the purposes of this paragraph 4, the phrase, "engage directly or indirectly in" shall encompass: (i) all of Brumback's activities whether on his own account or as an employee, director, officer, agent, consultant, independent contractor, or partner of or in any person, firm, or corporation (other than the Company and its subsidiaries), and (ii) Brumback's ownership of more than fifteen (15%) of the voting capital stock of any corporation, three percent (3%) or more of the gross income of which is derived from any business or businesses in which Brumback may not then engage.

5. Confidential Information. Brumback agrees that he will not, without the prior written consent of the Board of Directors of the Company, during and after his employment with the Company, directly or indirectly disclose to any individual, corporation, or other entity (other than the Company or any subsidiary thereof, their officers, directors, or employees entitled to such information, or to any other person or entity to whom such information is regularly disclosed in the normal course of the Company's business) or use for his own or such another's benefit, any information, whether or not reduced to written or other tangible form, which:

     (a) is not generally known to the public or in the industry;

     (b) has been treated by the Company or any of its subsidiaries as confidential or proprietary; and

     (c) is of competitive advantage to the Company or any of its subsidiaries and in the confidentiality of which the Company or any of its subsidiaries has a legally protectible interest;

(such information being referred to in this paragraph 5 as "Confidential Information"). Confidential Information which becomes generally known to the public or in the industry, or in which the Company and its subsidiaries cease to have a legally protectible interest, shall cease to be subject to the restrictions of this paragraph.

6. Enforcement. If, at the time of enforcement of any provision of paragraphs 4 and 5, a court of competent jurisdiction shall finally determine that the period, scope, or geographical area restrictions stated therein are unreasonable under circumstances then existing, the maximum period, scope, or geographical area reasonable under the circumstances shall be substituted for the stated period, scope, or area. In the event of a breach by Brumback of any of the provisions of paragraphs 4 and 5, the Company may, in addition to any other rights and remedies existing in its favor, apply to any court of law or equity of competent jurisdiction for specific performance and/or injunctive or other relief in order to enforce or prevent any violations of the provisions thereof.

7. Rights in the Event of a Dispute. If a claim or dispute arises concerning the rights of



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Brumback or a beneficiary to benefits under the Agreement, regardless of the party by whom such claim or dispute is initiated, the Company shall, upon presentation of appropriate vouchers, pay all legal expenses, including reasonable attorneys' fees, court costs, and ordinary and necessary out-of-pocket costs of attorneys, billed to and payable by Brumback or by anyone claiming under or through Brumback (such person being hereinafter referred to as "claimant"), in connection with the bringing, prosecuting, defending, litigating, negotiating, or settling such claim or dispute; provided, that Brumback or the claimant shall repay to the Company such expenses theretofore paid or advanced by the Company if and to the extent that the party disputing Brumback's rights obtains a judgment in its favor from a court of competent jurisdiction from which no appeal may be taken, whether because the time to do so has expired or otherwise, and it is determined that such expenses were not incurred by Brumback or the claimant while acting in good faith.

8.   General Provisions.
     ------------------

     (a) Assignments. This Agreement shall be binding upon, and shall inure to the benefit of, the Company and any successor to all or substantially all of the business or assets of the Company. Brumback's rights and interests under this Agreement may not be assigned, pledged, or encumbered by him without the Company's written consent.

     (b) Effect of Headings. The headings of paragraphs and subparagraphs of this Agreement are inserted for convenience of reference only, and shall not affect the construction or interpretation of this Agreement.

     (c) Modification, Amendment, Waiver. No modification, amendment, or waiver of any provision of this Agreement shall be effective unless approved in writing by both parties. The failure of either party at any time to enforce any of the provisions of this Agreement shall in no way be construed as a waiver of such provisions and shall not affect the right of either party thereafter to enforce each and every provision of this Agreement in accordance with its terms.

     (d) Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement.

     (e) No Strict Construction. The language used in this Agreement shall be deemed to be the language chosen by the parties to express their mutual intent, and no rule of strict construction shall be applied against either party.

     (f) Choice of Law. All questions concerning the construction, validity, and interpretation of this Agreement shall be governed by the laws of the State of Illinois.



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     (g)   Notices.  Any notice to be served under this Agreement shall be in writing and shall be mailed by registered mail, return receipt requested, addressed:

     If to the Company, to:

     Tribune Company
     435 North Michigan Avenue
     Chicago, Illinois 60611
     Attention:  Corporate Secretary; or


     If to Brumback, to:

     Charles T. Brumback
     1500 Lake Shore Drive
     Chicago, Illinois 60610;

or to such other place as either party may specify in writing, delivered in accordance with the provisions of this subparagraph.

     (h) Survival. The rights and obligations of the parties shall survive Brumback's employment to the extent that any performance is required under this Agreement after the expiration or termination of such employment.

     (i) Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter thereof, and supersedes all previous agreements between the parties relating to the same subject matter, including specifically the Employment Agreement.

9. No Other Inducements. Other than stated herein, Brumback attests that no promise or inducement has been offered for this Agreement and that he is legally competent to execute this Agreement and accepts the full responsibility therefor. Brumback further attests that he has read and voluntarily entered into this Agreement and that he has been encouraged to consult with any person or attorney of his choosing regarding this Agreement and that this Agreement reflects his informed judgment and consent regarding the subject matter of this Agreement. Brumback acknowledges that he has been given up to twenty-one (21) days to consider and enter into this Agreement, and that he will have seven (7) days thereafter within which to revoke this






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Agreement.  This Agreement shall become effective immediately upon the expiration of the revocation period.

Dated:  December 22, 1994


                                    TRIBUNE COMPANY


                                    By  Andrew J. McKenna
                                      ______________________________________


                                        Charles T. Brumback
                                    ________________________________________
                                        Charles T. Brumback






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